UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 5, 2020

Redfin Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-38160	74-3064240
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

1099 Stewart Street	Suite 600
Seattle	WA		98101
(Address of principal executive offices)			(Zip Code)

(206)	576-8333
Registrant's telephone number, including area code

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDFN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

Due to the impact of COVID-19 on our business, on April 5, 2020, we decided to reduce our number of employees by approximately seven percent. We expect to complete this workforce reduction by the end of April 2020. As a result of this workforce reduction, we expect to incur a pre-tax charge for one-time termination benefits, which consist of severance and related costs, between approximately $2.9 million and $3.3 million in the second quarter of 2020. We expect to incur a cash outlay for all of these charges in the second quarter of 2020.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of federal securities laws, including the estimated range of the charge, and related cash outlay, resulting from our workforce reduction, as well as when such charge and related cash outlay will occur. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. Factors that could cause actual results to differ materially from the forward-looking statements include our inability to successfully implement the workforce reduction, a change in the number of employees being terminated as part of the workforce reduction, and the adverse impact of COVID-19 on the U.S. economy, the residential real estate industry, and our business. For additional factors, please see the risks and uncertainties identified under the heading "Risk Factors" in our Annual Report for the year ended December 31, 2019, which is available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this report. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Item 7.01 Regulation FD.

On April 7, 2020, Glenn Kelman, our Chief Executive Officer, published an article at www.redfin.com/blog discussing the workforce reduction, among other matters. A copy of the article is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Article published April 7, 2020
104	Cover page interactive data file, submitted using inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Redfin Corporation
(Registrant)

Date: April 7, 2020	/s/ Chris Nielsen
Chris Nielsen Chief Financial Officer